                                                                        Exhibit 10.6
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of February 20, 2007 (this “Agreement”), is executed by and between DOUGHERTY’S HOLDINGS, INC., a Texas corporation (the "Pledgor") in favor of AMEGY BANK NATIONAL ASSOCIATION, a national banking association (the "Secured Party").
                                    R E C I T A L S:

A. Secured Party and Borrowers have entered into that certain Loan Agreement of even date herewith (such Loan Agreement, as the same may be amended or modified from time to time, being hereinafter referred to as the "Loan Agreement"). All capitalized terms used, but not defined herein, shall have the meanings given to them in the Loan Agreement.

B. Pledgor has agreed to guaranty the obligations of Borrowers pursuant to that certain Unlimited Guaranty Agreement dated of even date herewith (the “Guaranty”).

C. Secured Party has conditioned its obligations under the Loan Agreement upon the execution and delivery of this Agreement by Pledgor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Security Interest and Pledge

Section 1.01. Security Interest and Pledge. Pledgor hereby pledges and grants to Secured Party a first priority security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

(a) all of Pledgor's shares of common capital stock of Dougherty’s Pharmacy, Inc., a Texas corporation (“Pharmacy”), now owned or hereafter acquired, including, without limitation, 9,622.1807 shares of common capital stock of Pharmacy evidenced by certificate number 15; and

(b) all products and proceeds of the foregoing capital stock, including, without limitation, all revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests that Pledgor is at any time entitled to receive on account of the same.

Section 1.02. Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"):

(a) the obligations and indebtedness of Borrowers to Secured Party evidenced by that certain Promissory Note (Revolving) dated of even date herewith, executed by Borrowers and payable to the order of Secured Party in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00) and that certain Promissory Note (Term) dated of even date herewith, executed by Borrowers and payable to the order of Secured Party in the original principal amount of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00);

(b) the obligations and indebtedness of Borrowers to Secured Party under the Loan Agreement;

(c) all future advances by Secured Party to Borrowers;

(d) the obligations and indebtedness of Pledgor to Secured Party under the Guaranty;

(e) all costs and expenses incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

(f) all other obligations, indebtedness, and liabilities of Pledgor and Borrowers to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

(g) all extensions, renewals, and modifications of any of the foregoing.

ARTICLE II
                            Representations and Warranties

            Pledgor represents and warrants to Secured Party that:

Section 2.01. Title. Pledgor owns, and with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

Section 2.02. Organization and Authority. Pledgor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Pledgor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Pledgor have been authorized by all necessary corporate action on the part of Pledgor and do not and will not violate any law, rule, or regulation or the articles of incorporation, certificate of formation, or bylaws of Pledgor and do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any indenture, mortgage, deed of trust, security agreement, or other instrument or agreement or any judgment, decree, order, law, statute, or other governmental rule or regulation applicable to Pledgor or any of its property.

Section 2.03. Principal Place of Business. The principal place of business and chief executive office of Pledgor, and the office where Pledgor keeps its books and records, is located at the address of Pledgor shown at the beginning of this Agreement.

Section 2.04. Litigation. There is no litigation, investigation, or governmental proceeding pending or threatened against Pledgor or any of its properties which if adversely determined would have a material adverse effect on the Collateral or the financial condition, operations, or business of Pledgor.

Section 2.05. Percentage of Stock. The Collateral constitutes one hundred percent (100%) of the issued and outstanding shares of common capital stock of Pharmacy.

Section 2.06. First Priority Perfected Security Interest. This Agreement creates in favor of Secured Party a first priority perfected security interest in the Collateral.

ARTICLE III

Affirmative and Negative Covenants

Pledgor covenants and agrees with Secured Party that until the Obligations are satisfied and performed in full:

Section 3.01. Delivery. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified in Section 1.01(a) hereof, accompanied by undated stock powers duly executed in blank.

Section 3.02. Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

Section 3.03. Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party.

Section 3.04. Distributions. If Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Secured Party to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Secured Party to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

Section 3.05. Further Assurances. At any time and from time to time, upon the reasonable request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. In the event any Collateral is ever received by Pledgor, Pledgor shall promptly transfer and deliver to Secured Party such Collateral so received by Pledgor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by Secured Party pursuant to the terms of this Agreement.

Section 3.06. Inspection Rights. Pledgor shall permit Secured Party and its representatives to examine, inspect, and copy Pledgor's books and records at any reasonable time and as often as Secured Party may desire. Unless an Event of Default has occurred and is continuing, Secured Party shall give Pledgor two (2) business days notice of any such inspection and no more than two (2) such inspections shall be made in any calendar year.

Section 3.07. Taxes. Pledgor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Pledgor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Pledgor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

Section 3.08. Obligations. Pledgor shall duly and punctually pay and perform the Obligations.

Section 3.09. Notification. Pledgor shall promptly notify Secured Party of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Event of Default (hereinafter defined) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

Section 3.10. Books and Records; Information. Pledgor shall keep accurate and complete books and records of the Collateral and Pledgor's business and financial condition in accordance with generally accepted accounting principles consistently applied. Pledgor shall from time to time deliver to Secured Party such information regarding the Collateral and Pledgor as Secured Party may reasonably request. Pledgor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

Section 3.11. Compliance with Agreements. Pledgor shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

Section 3.12. Compliance with Laws. Pledgor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

Section 3.13. Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any person or entity to purchase or otherwise acquire any such shares.

ARTICLE IV
Rights of Secured Party and Pledgor

Section 4.01. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following, without notice to or the consent of Pledgor:

(i) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

(ii) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(iii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (D) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral or Obligations; (J) to insure any of the Collateral; (K) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

Section 4.02. Voting Rights. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting rights relating or pertaining to the Collateral or any part thereof.

Section 4.03. Dividends and Restricted Payments. Pledgor will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of any Collateral, or redeem, purchase, retire, or otherwise acquire any of the Collateral, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on the Collateral or for any redemption, purchase, retirement, or other acquisition of any of the Collateral, or grant or issue any Collateral or any warrant, right, or option pertaining to the Collateral, or issue any security convertible into Collateral, or permit any of its subsidiaries to purchase any Collateral.

Section 4.04. Performance by Secured Party. If Pledgor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the maximum nonusurious per annum rate permitted by applicable law, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Pledgor under this Agreement.

Section 4.05. Setoff; Property Held by Secured Party. Secured Party shall have the right to set off and apply against the Obligations, at any time and without notice to Pledgor during the continuance of an Event of Default, any and all deposits (other than special deposits such as payroll and tax deposits) or other sums at any time credited by or owing from Secured Party to Pledgor whether or not the Obligations are then due. As additional security for the Obligations, Pledgor hereby grants Secured Party a security interest in all money, instruments, and other property of Pledgor now or hereafter held by Secured Party, including, without limitation, property held in safekeeping. In addition to Secured Party's right of setoff and as further security for the Obligations, Pledgor hereby grants Secured Party a security interest in all deposits (other than special deposits such as payroll and tax deposits) and other accounts of Pledgor now or hereafter maintained with Secured Party and all other sums at any time credited by or owing from Secured Party to Pledgor. The rights and remedies of Secured Party hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Secured Party may have.

        Section 4.06. Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

Section 4.07. Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof in accordance with the Loan Agreement, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

ARTICLE V

Default

Section 5.01. Events of Default. Each of the following shall be deemed an "Event of Default":

(a) The occurrence of an “Event of Default” under the Loan Agreement.

(b) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Pledgor or any of its shareholders, or Pledgor shall deny that it has any further liability or obligation under this Agreement.

(c) The failure of the Collateral pledged to Secured Party hereunder to constitute one hundred percent (100%) of the issued and outstanding common capital stock of Pharmacy.

Section 5.02. Rights and Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies:

(i) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (A) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

(ii) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

(iii) Secured Party shall be entitled to receive all cash dividends payable in respect of the Collateral.

(iv) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

(v) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

(vi) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

ARTICLE VI

Miscellaneous

Section 6.01. Expenses: Indemnification. Pledgor agrees to pay on demand all reasonable costs and expenses incurred by Secured Party in connection with the preparation, negotiation, and execution of this Agreement and any and all amendments, modifications, and supplements hereto. Pledgor agrees to pay and to hold Secured Party harmless from and against all fees and all excise, sales, stamp, and other taxes payable in connection with this Agreement or the transactions contemplated hereby. Pledgor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent or contributory negligence) arising in connection with this Agreement, the Obligations or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person's actions and/or inactions in connection with this Agreement), except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. If Pledgor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

Section 6.02. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.04. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.05. Notices. All notices and other communications provided for in this Agreement shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

Section 6.06. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Pledgor under or in connection with this Agreement or any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof may be brought in any state or federal court in Dallas County, Texas. Pledgor hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Pledgor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 6.05 of this Agreement. Nothing in this Agreement or any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof shall affect the right of Secured Party to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring any action or proceeding against Pledgor or with respect to any of the Collateral in any state or federal court in any other jurisdiction. Any action or proceeding by Pledgor against Secured Party shall be brought only in a court located in Dallas County, Texas.

Section 6.07. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.08. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.11. Construction. Pledgor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and Secured Party.

Section 6.12. Obligations Absolute. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

Section 6.13. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

PLEDGOR:

DOUGHERTY’S HOLDINGS, INC.,
a Texas corporation

By: /s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer

Address for Notices:
16250 Dallas Parkway, Suite 100
Dallas, Texas 75248-2622
Fax No.: (972) 250-0934
Telephone No.: (972) 250-0903
Attention:	David E. Bowe

Secured Party’s Address for Notices:
1807 Ross Avenue, Suite 400
Dallas, Texas 75201
Fax No.: (214) 754-6613
Telephone No.: (214) 754-9434
Attention: Commercial Lending